Exhibit 99.2

Report of Independent Certified Public Accountants

To the Members
iPay Technologies Holding Company, LLC

We have audited the consolidated balance sheets of iPay Technologies Holding Company, LLC and Subsidiary as of December 31, 2009 and 2008, and the related consolidated statements of operations, members' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of iPay Technologies Holding Company, LLC and Subsidiary as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Cincinnati, Ohio
February 19, 2010

iPAY TECHNOLOGIES HOLDING COMPANY, LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

December 31, 2009 and 2008

ASSETS
	2009	2008
CURRENT ASSETS
Cash and cash equivalents	$8,640,805	$4,763,360
Accounts receivable	381,903	344,784
Unbilled revenue	160,146	6,262
Prepaid expenses and other current assets	510,483	210,950
Deferred costs	1,946,709	1,598,640

Total current assets	11,640,046	6,923,996

PROPERTY AND EQUIPMENT, NET	7,916,167	7,992,671

Goodwill	48,923,131	48,923,131
Intangible assets	15,945,833	18,395,833
Deferred costs, less current portion	1,651,105	1,064,758
Unbilled revenue, less current portion	1,255,203	49,082
Other assets	204,199	299,147

	$87,535,684	$83,648,618

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$3,492,970	$2,717,753
Deferred revenue	6,487,366	6,108,665
Current maturities of long-term debt	4,575,033	4,575,033

Total current liabilities	14,555,369	13,401,451

Deferred revenue, less current portion	1,191,716	1,450,214
Long-term debt, less current maturities	9,150,067	13,725,100
Other liabilities	184,320	-

Total liabilities	25,081,472	28,576,765

MEMBERS' EQUITY
Members' units - 64,859,011 units authorized;
58,483,248 units issued and outstanding	53,100,000	53,100,000
Retained earnings	9,354,212	1,971,853

Total members' equity	62,454,212	55,071,853

	$87,535,684	$83,648,618

The accompanying notes are an integral part of these statements.

iPAY TECHNOLOGIES HOLDING COMPANY, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2009 and 2008

	2009	2008

REVENUES	$43,153,488	$35,190,852

OPERATING EXPENSES
Personnel	12,182,526	12,516,217
Selling and marketing expenses	6,622,839	5,620,947
Occupancy and equipment	247,987	255,826
Telecommunications	242,105	241,601
Technology	326,316	361,428
Professional	614,477	631,340
Processing	4,807,906	4,363,545
Other operating expenses	1,116,116	1,078,431
Depreciation and amortization	4,183,596	3,887,044

Total operating expenses	30,343,868	28,956,379

OPERATING INCOME	12,809,620	6,234,473

OTHER INCOME (EXPENSE)
Interest expense	(834,977)	(1,460,425)
Interest income	36,415	27,959

Total other expense, net	(798,562)	(1,432,466)

INCOME BEFORE INCOME TAXES	12,011,058	4,802,007

Income tax expense	151,905	71,578

NET INCOME	$11,859,153	$4,730,429

The accompanying notes are an integral part of these statements.

IPAY TECHNOLOGIES HOLDING COMPANY, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY

Years Ended December 31, 2009 and 2008

	Members'	Retained
	Units	Earnings	Total

Balance, December 31, 2007	$53,100,000	$(554,316)	$52,545,684

Distributions to members	-	(2,443,342)	(2,443,342)

Redemption of incentive units	-	(47,834)	(47,834)

Unit-based compensation expense	-	286,916	286,916

Net income	-	4,730,429	4,730,429

Balance, December 31, 2008	53,100,000	1,971,853	55,071,853

Distributions to members	-	(4,793,587)	(4,793,587)

Redemption of incentive units	-	(10,996)	(10,996)

Unit-based compensation expense	-	327,789	327,789

Net income	-	11,859,153	11,859,153

Balance, December 31, 2009	$53,100,000	$9,354,212	$62,454,212

The accompanying notes are an integral part of these statements.

iPAY TECHNOLOGIES HOLDING COMPANY, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2009 and 2008

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$11,859,153	$4,730,429
Adjustments to reconcile net income to net
cash provided by operating activities
Depreciation and amortization	4,297,544	4,000,992
Unit-based compensation expense	327,789	286,916
Loss on disposal of assets	28,572	27,155
Changes in operating assets and liabilities:
Accounts receivable	(37,119)	(23,247)
Prepaid expenses and other current assets	(299,533)	(107,190)
Deferred costs	(934,416)	(555,383)
Unbilled revenue	(1,360,005)	(55,344)
Other assets	1,000	(69,922)
Accounts payable and accrued expenses	314,064	407,818
Deferred revenue	120,203	1,493,310
Other liabilities	184,320	-

Net cash provided by operating activities	14,501,572	10,135,534

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(108,599)	(315,936)
Capitalization of internally developed software	(1,577,065)	(1,194,678)

Net cash used in investing activities	(1,685,664)	(1,510,614)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long term debt	(4,575,033)	(3,899,868)
Payment of loan costs	(20,000)	(20,000)
Redemption of incentive units	(10,996)	(47,834)
Distributions to members	(4,332,434)	(2,203,431)

Net cash used in financing activities	(8,938,463)	(6,171,133)

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,877,445	2,453,787

CASH AND CASH EQUIVALENTS, Beginning of Year	4,763,360	2,309,573

CASH AND CASH EQUIVALENTS, End of Year	$8,640,805	$4,763,360

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$711,992	$1,349,136

Cash paid for income taxes	$64,008	$37,678

Distributions payable to members	$1,231,436	$770,283

The accompanying notes are an integral part of these statements.

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.     Nature of Operations

iPay Technologies Holding Company, LLC (the "Company") is a limited liability company that provides a high quality internet and telephone bill payment service at a cost effective price to financial institutions nationwide.

On December 6, 2006 a consortium of private equity investment funds associated with SEI V iPay AIV, L.P., Spectrum V Investment Managers' Fund, L.P., and BV Investors I, Inc. acquired iPay Technologies, LLC (the "Predecessor") (the "Transaction"). The Transaction was accomplished through the creation of iPay Technologies Holding Company, LLC.

Pursuant to the terms of the Company's operating agreement, no member shall be liable for any debt, obligation or liability of the Company. Additionally, no member shall be required to loan any funds to the Company or to pay any contributions, assessments, or payments to the Company.

2.     Principles of Consolidation

The consolidated financial statements include the accounts of iPay Technologies Holding Company, LLC and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated.

3.     Cash and Cash Equivalents

The Company considers investments purchased with a maturity of three months or less to be cash equivalents. The Company maintains cash and cash equivalents, which, at times, exceed federally insured limits.

4.     Accounts Receivable

Accounts receivable consists of implementation fees for new customers, monthly maintenance fees and monthly transaction and user fees. Accounts receivable for these fees are collected by electronic withdrawal from the accounts of the financial institution customers. The Company has not experienced any bad debts to date and has not recorded an allowance for doubtful accounts.

5.     Revenue Recognition

The Company recognizes revenues from service fees when all of the following criteria are met: a) persuasive evidence of an arrangement exists; b) delivery has occurred or services have been rendered; c) the seller's price to the buyer is fixed or determinable; and d) collectability is reasonably assured.

The Company recognizes monthly maintenance fees and monthly transaction and user fees as revenue when services are performed. For contracts with escalating monthly payments, the Company generally recognizes revenue ratably over the term of the contract, which results in the recording of unbilled revenue. The Company defers annual maintenance fees and compliance fees and recognizes these fees as revenue ratably throughout the year. Implementation fees for new customers are not considered separate deliverables. Accordingly, the new user implementation fees are deferred and recognized as revenues on a straight-line basis over the period from the date that the new user implementation work concludes through the end of the contract.

In addition, the direct costs associated with providing implementation services have been capitalized and are amortized over the same period as the deferred implementation fees. These costs are recorded in deferred implementation costs on the consolidated balance sheets.

The Company collects funds from end-users and aggregates them in clearing accounts, which are not included in the consolidated balance sheets, as the Company does not have ownership of these funds. For certain transactions, funds may remain in the clearing accounts until a payment check is deposited or other payment transmission is accepted by the receiving merchant. In 2008, the Company earned interest on these funds for the period they remained in the clearing accounts. The interest totaled $1,093,870 for the year ended December 31, 2008, and is recorded as revenue on the consolidated statements of operations.

6.     Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is calculated on the straight-line method over the estimated useful lives of the assets.
Asset Classification	Estimated Useful Life

Building	40 years

Computer hardware and software	3-4 years

Office furniture and equipment	5-7 years

The Company capitalizes the cost of computer software developed or obtained for internal use. Capitalized computer software costs consist primarily of payroll and consulting costs incurred during the development stage. The Company expenses costs related to preliminary project assessments, research and development, training and application maintenance as they are incurred. Upgrades and enhancements to the software once developed are capitalized when the modifications result in additional functionality of the software. Capitalized software costs are being amortized on the straight-line method over a period of three years upon being placed in service.

7.     Impairment of Long-Lived Assets

The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its disposition are less than its carrying amount.

8.     Loan Fees

Loan fees are being amortized over the term of the loan. Loan fees net accumulated amortization were $198,399 and $292,347 as of December 31, 2009 and 2008, respectively, and are recorded as other assets on the consolidated balance sheets.

9.     Intangible Assets

Customer relationships represent customer contracts and relationships obtained as part of the Transaction and are being amortized on a straight-line basis over their estimated useful life, which is a period of ten years.

Developed technology represents the value of information technology internally developed by the Predecessor and acquired as part of the Transaction, and is being amortized on a straight-line basis over an estimated useful life of ten years.

The trade name intangible asset represents the fair value of the iPay Technologies trade name obtained as part of the Transaction and is being amortized on a straight-line basis over its estimated useful life of five years.

10.    Goodwill

Goodwill represents the excess of cost over the fair value of net assets acquired. When circumstances change, or at least annually, management compares the carrying value of the Company (a single reporting unit) to its estimated fair value. If the carrying value is greater than the respective estimated fair value, management then determines if the goodwill is impaired and whether some or all of the goodwill should be written off as a current period expense. The estimate of fair value requires various assumptions including the use of projections of future cash flows and discount rates that reflect the risks associated with achieving the future cash flows.

11.    Unit-based Compensation

The Company measures and recognizes compensation cost at fair value for all share-based payments, including incentive units.

The Company applies the Black-Scholes valuation model in determining the fair value of incentive units, which are amortized on the straight-line basis over the requisite service period as a component of personnel operating expenses in the consolidated statements of operations.

12.    Income Taxes

The Company is taxed as a partnership for U.S. income tax purposes. Accordingly, the members will report their share of the Company's taxable income on their U.S. Federal tax returns. A provision for state and local income taxes has been recorded on the consolidated statements of operations for the amounts of such taxes the Company is obligated to pay. At December 31, 2009 and 2008, amounts accrued for income taxes totaled $121,797 and $33,900, respectively.

The Company has evaluated the application of accounting for uncertainty in income taxes, which it adopted on January 1, 2009, and has determined the adoption does not have an impact on the Company's financial statements. If a future liability does arise related to uncertainty in income taxes, the Company has elected an accounting policy to classify interest and penalties, if any, as interest expense. Accordingly, a loss contingency is recognized when it is probable that a liability has been incurred as of the date of the financial statements and the amount of the loss can be reasonably estimated. The amount recognized is subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position. The amount that is ultimately sustained for an individual uncertain tax position or for all uncertain tax positions in the aggregate could differ from the amount recognized.

13.    Advertising

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2009 and 2008 was $417,289 and $89,907, respectively.

14.    Fair Value of Financial Instruments

The carrying amounts for current assets and liabilities approximate their fair value due to their short maturity. The carrying amounts of long-term debt approximate their fair values based upon current rates available for similar types of instruments.

15.    Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

16.    Reclassifications

Certain 2008 amounts have been reclassified to conform to 2009 presentation.

17.    Subsequent Events

For the year ended December 31, 2009, the Company has evaluated subsequent events for potential recognition and disclosure through February 19, 2010.

NOTE B - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:
	2009	2008
Land	$ 1,264,492	$ 1,264,492
Building	3,074,218	3,088,218
Computer hardware	1,218,442	1,179,826
Computer software	4,412,623	3,266,001
Office furniture and equipment	1,946,300	1,941,523

	11,916,075	10,740,060
Less accumulated depreciation and amortization	(3,999,908)	(2,747,389)

	$ 7,916,167	$ 7,992,671

Depreciation and amortization expense for the years ended December 31, 2009 and 2008 was $1,733,596 and $1,437,044, respectively.

NOTE C - INTANGIBLE ASSETS

Intangible assets consist of the following:
	2009	2008
Customer relationships	$ 18,400,000	$ 18,400,000
Developed technology	4,100,000	4,100,000
Trade name	1,000,000	1,000,000

	23,500,000	23,500,000
Less accumulated amortization	(7,554,167)	(5,104,167)

	$ 15,945,833	$ 18,395,833

Amortization expense for each of the years ended December 31, 2009 and 2008 was $2,450,000. Estimated amortization for the years 2010 to 2014 is as follows:
Year Ending December 31
2010	$ 2,450,000
2011	2,433,333
2012	2,250,000
2013	2,250,000
2014	2,250,000

At December 31, 2009, the remaining amortization period of customer relationships, developed technology and trade name is approximately 7 years, 7 years, and 2 years, respectively.

NOTE D - LINE OF CREDIT

The Company has a line of credit which provides for borrowings up to the lesser of $2,000,000 or the last calendar year's EBITDA times the maximum Total Leverage Ratio less the outstanding principal balance on term loans. Borrowings under this line of credit bear interest at adjustable rates and are collateralized by the Company's assets. The line of credit expires on December 1, 2011. No amounts were outstanding under the line of credit at December 31, 2009 and 2008.

NOTE E - LONG-TERM DEBT

Long-term debt consists of the following:
	2009	2008

Note payable to CIT Lending Services Corporation in quarterly installments of principal and interest including interest at adjustable rates (3.85% and 4.57% at December 31, 2009 and 2008, respectively) through December 2011, collateralized by substantially all of the Company's assets.	$13,725,100	$18,300,133

Less current maturities	(4,575,033)	(4,575,033)

	$ 9,150,067	$13,725,100

The loan agreement, covering the note payable and the line of credit, as discussed in Note D, with CIT Lending Services Corporation contain various covenants pertaining to maintenance of certain levels of interest coverage, total leverage and fixed charge coverage ratios. As of December 31, 2009, the Company was in compliance with these covenants.

CIT Lending Services Corporation owns member units of the Company and thus qualifies as a related party.

Future principal maturities of long-term debt are as follows:
Year Ending December 31
2010	$ 4,575,033
2011	9,150,067

NOTE F - MEMBERS' EQUITY

The Company is authorized to issue a single class of units. Profits and losses are allocated between the members based on their respective ownership interests. Qualified members have the right of first refusal to purchase any additional units issued by the Company.

NOTE G - LEASES

The Company has several agreements to lease office equipment. These leases are classified as operating leases with terms expiring at various dates through 2010.

The Company has various operating lease agreements to lease office space with terms expiring in 2013.

Approximate future minimum annual lease payments are as follows at year end:
2010	$ 34,127
2011	20,400
2012	20,400
2013	20,400

Rent expense for the years ended December 31, 2009 and 2008 was $63,095 and $68,168, respectively.

NOTE H - RETIREMENT PLAN

The Company has a defined contribution retirement plan which is available to eligible employees. The Company makes a matching contribution equal to 100% of each participant's contribution through salary deferral elections that do not exceed 3% of compensation, plus 50% of contributions through salary deferral elections between 3% and 5% of compensation. The expense for this plan was $306,921 and $343,674 for the years ended December 31, 2009 and 2008, respectively.

NOTE I - INCENTIVE UNITS

The Company has an equity award plan which provides for the issuance of 7,281,209 Incentive Units to key executives. The Incentive Units are units of partnership profits interest, as defined in the Equity Award Agreement ("EA Agreement") and the Amended and Restated Limited Liability Company Agreement ("LLC Agreement").

The key terms of the Incentive Units, as defined in both agreements, are as follows:

    the Incentive Units are a profits interest in the Company

    the Incentive Unit holders have the right to future distributions made to all unit holders over and above the Distribution Threshold, as defined, from the sale of the Company or otherwise. The Distribution Threshold is set by Management at each grant date.

    vesting is generally 25 percent after first year (or first stated period) and 6.25 percent per quarter thereafter up to the fourth anniversary of the grant the Incentive Units do not have a stated contractual term

    the Company has a repurchase option exercisable within 180 days of the end of the participant's employment

The expected forfeiture rate is 17% based on Management's past experience and expectations of future turnover. A summary of the status of the Company's nonvested units as of December 31, 2009 and 2008 and changes during the years then ended, is presented below.
	Number of units	Weighted- Average Grant Date Fair Value

Nonvested as of December 31, 2007	3,729,393	$ 0.19
Granted	3,942,698	0.43
Vested	(1,398,522)	0.19
Forfeited	(496,578)	0.19

Nonvested as of December 31, 2008	5,776,991	0.35
Granted	1,972,933	0.49
Vested	(1,542,355)	0.29
Forfeited	(3,333,826)	0.46

Nonvested as of December 31, 2009	2,873,743	$ 0.36

The fair value of the options was estimated on the date of grant based on the Black-Scholes option pricing model assuming, among other things, the following:

	Fiscal year ended December 31,
	2009	2008
Market price	$1.80 - $2.12	$0.96 - $1.22
Exercise price	$1.80 - $2.12	$0.96
Risk-free interest rate	2.15% - 2.20%	2.74% - 3.42%
Expected volatility	29.0% - 31.0%	29.0% - 31.0%
Dividend yield	0%	0%
Expected lives	4 years	4 years

The expected life represents the period of time the option for the Incentive Units are expected to be outstanding. The risk-free rate is based on the spot rates for U.S. Treasury strips with maturities similar to the Incentive Units. The expected volatility was determined using historical and implied volatility for a group of comparable public companies. The dividend yield was determined to be 0%, as the Company has not paid a dividend since the Transaction and currently does not intend to pay dividends to unit holders.

As of December 31, 2009, there were 2,607,461 vested Incentive Units with a total fair value of $645,084. For the years ended December 31, 2009 and 2008, the Company recognized $327,789 and $286,916, respectively, in compensation expense related to the units granted. The Company expects to recognize an additional $832,349 in compensation expense over 2.6 years, the remaining weighted average vesting period of the units.